Exhibit 10.1

Implementation Agreement pSivida Limited ABN 78 009 232 026 New pSivida, Inc.

Level 36, Grosvenor Place 225 George Street Sydney NSW 2000 Australia T 61 2 9258 6000 F 61 2 9258 6999 Reference PHM 09 1423 3124 ©Blake Dawson 2008

Contents

1.	INTERPRETATION		1

	1.1	Definitions	1
	1.2	Interpretation	1

2.	AGREEMENT TO IMPLEMENT REINCORPORATION		5

3.	CONDITIONS PRECEDENT		6

	3.1	Conditions Precedent	6
	3.2	Benefit and waiver of Conditions Precedent	7
	3.3	Status of Conditions Precedent	7
	3.4	Certificates	7

4.	REINCORPORATION STEPS		7

	4.1	Scheme	7
	4.2	Other steps	8
	4.3	Fractional entitlements	8
	4.4	lneIigible Foreign Shareholders	8
	4.5	CDIs – registration and notices	8
	4.6	pSivida Shares – registration and notices	9

5.	IMPLEMENTATION OF THE REINCORPORATION		9

	5.1	Obligations of the Company	9
	5.2	Obligations of pSivida	10

6.	PUBLIC ANNOUNCEMENTS		11

7.	REPRESENTATIONS AND WARRANTIES		11

8.	TERMINATION		11

	8.1	Termination for breach	11
	8.2	No-fault termination	11
	8.3	Effect of termination	12
	8.4	End Date	12

9.	NOTICES		12

	9.1	Business Day	12
	9.2	Notices	12

10.	GST		13

11.	GENERAL		13

	11.1	Stamp duty	13
	11.2	Legal costs	13
	11.3	Amendment	13
	11.4	Waiver	14
	11.5	Rights cumulative	14
	11.6	Consents	14
	11.7	Further steps	14

	11.8	Governing law and jurisdiction	14
	11.9	Assignment	14
	11.10	Counterparts	14
	11.11	Entire understanding	14
	11.12	No merger	14

Annexure

A	SCHEME

B	DEED POLL

C	TIMETABLE

Implementation Agreement

DATE 28 April 2008

PARTIES

pSivida Limited ABN 78 009 232 026 (Company)

New pSivida, Inc. a company incorporated in Delaware, United States of America of 400 Pleasant Street, Watertown, MA, 02472, United States of America (pSivida)

RECITALS

A.	The Company proposes to undertake a corporate reconstruction under which a new US holding company, pSivida, will acquire all the issued shares in the Company and all assets and liabilities of the Company by order of the Court (Reincorporation).

B.	pSivida is currently a wholly owned subsidiary of the Company, which holds the one issued share in pSivida.

C.	The Company proposes to implement the Reincorporation under Part 5.1 of the Corporations Act as follows:

(1)	the transfer of all the issued shares in the Company by order of the Court to pSivida;

(2)	the issue by pSivida of:

(i)	CDIs to all Eligible Scheme Participants other than the ADS Depositary;

(ii)	pSivida Shares to the ADS Depositary for distribution to holders of Company ADSs; and

(iii)	CDIs to the Nominee for sale and distribution of the proceeds, net of any brokerage, taxes and other costs of sale, to Ineligible Foreign Shareholders;

(3)	the transfer of all assets and liabilities of the Company (including the Options and also the shares in Subsidiaries held by the Company) by order of the Court to pSivida, so that the assets are transferred to, and vest in, pSivida and the liabilities are transferred to, and become the liabilities of, pSivida under sections 413(1)(a) and 413(2) of the Corporations Act; and

(4)	following the transfer of assets and liabilities from the Company to pSivida, the deregistration of the Company without a winding up by order of the Court under section 413(1)(d) of the Corporations Act.

D.	The parties have agreed to implement the Reincorporation on the terms of this agreement.

OPERATIVE PROVISIONS

1.	INTERPRETATION

1.1	Definitions

In this document:

ADS Depositary means Citibank, N.A.

ASIC means the Australian Securities and Investments Commission.

ASIC Policy means the regulatory policies, including Regulatory Guides issued by ASIC setting out its policy in relation to the interpretation and enforcement of relevant Corporations Act provisions, as in force at the date of this document.

ASIC Relief means the modifications to or exemptions from applicable law, rules, policies and regulations to be sought from ASIC which the Company and pSivida may agree are necessary or desirable in connection with the Reincorporation.

associate has the meaning given in section 12 of the Corporations Act.

ASTC means the Australian Settlement and Transfer Corporation Pty Limited.

ASTC Settlement Rules means the Settlement Rules of ASTC.

ASX means ASX Limited or Australian Securities Exchange, as the case requires.

ASX Listing Rules means the official listing rules of ASX.

ASX Waivers means the waivers to or exemptions from the ASX Listing Rules which the Company and pSivida may agree are necessary or desirable in connection with the Reincorporation.

Board means the board of directors of the Company.

Business Day, unless specified otherwise, means a day on which trading banks are open for Sydney, Australia, but does not include a Saturday, Sunday or any public holiday in Sydney.

CDI means a CHESS Depositary Interest to be issued in connection with the Scheme, representing an interest in one pSivida Share.

CDI Register has the meaning given to that term in the ASTC Settlement Rules.

Conditions Precedent means the conditions precedent in clause 3.1.

Corporations Act means the Corporations Act 2001 (Cth).

Corporations Regulations means the Corporations Regulations 2001 (Cth).

Court means the Federal Court of Australia or any other court of competent jurisdiction under the Corporations Act.

Deed Poll means the deed poll in the form of Annexure B (or in such other form as is agreed between the parties to this document).

Depositary has the meaning given to the term “Depositary” in the ASTC Settlement Rules.

Effective means, when used in relation to the Scheme, the coming into effect, pursuant to section 411(10) of the Corporations Act, of the Implementation Orders.

EGM means the extraordinary general meeting of Shareholders to be held to consider the resolution to approve the pSivida employee incentive plan.

Eligible Scheme Participant means a Scheme Participant who is not an Ineligible Foreign Shareholder.

End Date means 31 December 2008 or such later date as the parties may agree in writing.

Governmental Agency means any government or governmental, semi-governmental, administrative, fiscal, regulatory or judicial entity or authority. It also includes a self-regulatory organisation established under a statute or stock exchange.

GST means goods and services tax or similar value added tax levied or imposed in Australia under the GST Law or otherwise on a supply.

GST Law has the same meaning given to that expression in A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Implementation Date means the Business Day immediately following the Record Date.

Implementation Orders means the orders pursuant to Section 411(4)(b) of the Corporations Act in relation to the Scheme.

Independent Expert means Pitcher Partners Corporate Pty Ltd.

Independent Expert’s Report means the report to be provided by the Independent Expert in accordance with the Corporations Regulations.

Ineligible Foreign Shareholder means each Scheme Participant whose address as shown in the Share Register as at the Record Date is a place outside Australia, Canada, France, Germany, Hong Kong, Ireland, Jersey, Malaysia, New Zealand, Singapore, Spain, Thailand, the United Kingdom and the United States, unless pSivida is satisfied, before the Record Date and without being obliged to conduct any investigations into the matter, that such Shareholders lawfully can be issued CDIs or pSivida Shares pursuant to the Scheme.

Information Memorandum means the:

(a)	explanatory statement prepared by the Company in respect of the Scheme;

(b)	explanatory statement prepared by the Company in respect of the EGM;

(c)	information memorandum for the listing of pSivida on ASX;

(d)	notice of meeting regarding the Scheme; and

(e)	notice of meeting regarding the EGM,

to be approved by the Court and dispatched to Shareholders.

Intellectual Property means any and all intellectual property rights throughout the world, whether or not registered or registrable, including all present and future rights in any:

(a)	patent, invention, discovery, copyright (including future copyright), trademark, design, software, circuit layout, or trade, business, domain or company name;

(b)	entitlement to registration or application for registration of such a right; and

(c)	trade secrets, know how, concept, idea, data, formula and confidential or other information,

granted by law or equity from time to time under the law of any jurisdiction.

Nasdaq means The Nasdaq Stock Market.

Nominee means the nominee selected by pSivida prior to the Implementation Date for the purposes of clause 4.4.

Option means an option or a warrant issued by the Company to acquire Company ADSs or Shares.

pSivida Share means one fully paid share of common stock in pSivida to be issued in connection with the Scheme.

Record Date means the fifth Business Day following the date on which the Scheme becomes Effective, or such earlier date as the parties may agree in writing.

Reincorporation or Scheme means the proposed scheme of arrangement under Part 5.1 of the Corporations Act between the Company and the Scheme Participants in the form of Annexure A, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act.

Relevant Instrument means, with respect to any person:

(a)	the certificate of incorporation, the constitution, the by-laws or other charter documents of that person;

(b)	any agreement, note, bond, security interest, indenture, deed of trust, contract, undertaking, ease or other instrument or obligation to which that person is a party or by which its assets are bound or affected;

(c)	any authorisation, licence, permit or authority that is granted to, or entered into by, that person and that is material in the context that it is granted or entered into; or

(d)	any writ, order, decree, injunction, judgment, law, statute, rule or regulation applicable to that person or its assets, or by which it or they are bound or affected.

Required Consents means the consent, approval, permission or waiver of any third party (including any Governmental Agency) which, whether pursuant to a Relevant Instrument or otherwise, is required in connection with, or as a result of, the proposal or implementation of the Reincorporation in order to avoid:

(a)	a material breach, material violation or material default occurring under a Relevant Instrument applicable to any party or any of its associates;

(b)	any other person becoming entitled to terminate, withdraw, accelerate or call for a material default under a Relevant Instrument applicable to any party or any of its associates;

(c)	any other person becoming entitled to amend the terms of a Relevant Instrument in a way which would materially adversely affect any party or any of its associates, or which enables that other person to acquire any other right which would materially adversely affect any party or any of its associates; or

(d)	the creation of any security interest upon any of the assets or properties of any party or any of its associates.

Scheme or Reincorporation means the proposed scheme of arrangement under Part 5.1 of the Corporations Act between the Company and the Scheme Participants in the form of Annexure A, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act.

Scheme Consideration means the consideration to be provided by pSivida under the Scheme in accordance with the Deed Poll.

Scheme Meeting means the meeting of shareholders to be convened by the Court in relation to the Scheme pursuant to section 411(1) of the Corporations Act.

Scheme Participant means each person who is a Shareholder as at the Record Date.

Second Court Date means the day on which the Court makes orders pursuant to section 411(4)(b) and section 413(1) of the Corporations Act approving the Scheme.

Share means a fully paid ordinary share in the capital of the Company.

Share Register means the register of members of the Company maintained in accordance with the Corporations Act.

Shareholder means each person who is registered in the Share Register as a holder of Shares.

Subsidiaries means the wholly owned subsidiaries of the Company, being pSiMedica Limited, pSiNutria Limited, pSivida Inc, pSivida UK Limited, pSiOncology Pte Limited and pSiNutria UK Limited.

Timetable means the indicative timetable set out in Annexure C.

1.2	Interpretation

In this agreement, headings are for convenience only and do not affect the interpretation of this agreement, and unless the context otherwise requires:

(a)	a word or expression to which a meaning is attributed in the Corporations Act will bear that meaning;

(b)	words importing the singular include the plural and vice versa;

(c)	words importing a gender include any gender;

(d)	other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

(e)	an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Governmental Agency;

(f)	a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this agreement, and a reference to this agreement includes any annexure, exhibit and schedule to this agreement;

(g)	a reference to a statute, regulation, proclamation, ordinance or by-law includes all statues, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Governmental Agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(h)	a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(i)	a reference to a party to a document includes that party’s successors and permitted assigns;

(j)	no provision of this agreement will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this agreement or that provision;

(k)	a reference to an agreement other than this agreement includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(l)	the word “includes” in any form is not a word of limitation;

(m)	a reference to “$” or “dollar” is to Australian currency; and

(n)	a reference to any time is a reference to that time in Australian Eastern Standard Time.

2.	AGREEMENT TO IMPLEMENT REINCORPORATION

(a)	The Company agrees to propose the Scheme to its Shareholders in accordance with the requirements of Part 5.1 of the Corporations Act and applicable ASIC Policy.

(b)	pSivida must comply with its obligations under the Scheme and the Deed Poll, and provide the Company with all assistance reasonably necessary to implement the Reincorporation.

(c)	The parties must cooperate with each other to provide all assistance as is reasonably necessary (including the provision of information and documents) for the implementation of the Reincorporation, including the seeking of all Required Consents and other approvals required in connection with the Reincorporation.

3.	CONDITIONS PRECEDENT

3.1	Conditions Precedent

The Scheme will not become Effective unless each of the following conditions precedent is satisfied (or deemed to be satisfied) or waived in accordance with this agreement:

(a)	(Scheme Participants Approval) the Scheme is approved by the requisite majority of Scheme Participants in accordance with the Corporations Act;

(b)	(Court Approval) the Court approves the Scheme in accordance with the Corporations Act;

(c)	(ASX listing) before 8.00 am on the Second Court Date, ASX approves:

(i)	pSivida for admission to the ASX official list; and

(ii)	the CDIs for official quotation by ASX,

in each case conditional only on the Scheme becoming Effective and pSivida providing to ASX further information required for ASX approval or trading of the CDIs;

(d)	(ASIC Relief) before 8.00 am on the Second Court Date, ASIC grants to the Company the ASIC Relief on terms that are unconditional or subject to conditions that are acceptable to the Company;

(e)	(ASX Waivers) before 8.00 am on the Second Court Date, ASX grants to the Company the ASX Waivers on terms that are unconditional or subject to conditions that are acceptable to the Company;

(f)	(Required Consents) before 8.00 am on the Second Court Date, all Required Consents which the Company and pSivida agree are necessary to implement the Reincorporation are obtained or received, without the imposition of any term or condition unsatisfactory to the parties acting reasonably;

(g)	(No restraints) before 8.00 am on the Second Court Date, there existing no temporary restraining order, preliminary or permanent injunction or other order by any court of competent jurisdiction, or any other legal restraint or prohibition, that prevents the Reincorporation from being implemented;

(h)	(Depositary) before 8.00 am on the Second Court Date, pSivida has appointed a Depositary, and the Depositary has agreed to the allotment to it of pSivida Shares under the Scheme;

(i)	(Nominee) before 8.00 am on the Second Court Date, pSivida has appointed a Nominee, and the Nominee has agreed to sell the CDls as contemplated by clause 4.4; and

(j)	(Ability to issue CDIs) before 8.00 am on the Second Court Date, pSivida has done everything necessary under the ASTC Settlement Rules to enable it to issue CDIs, other than the allotment to a Depositary of pSivida Shares under the Scheme.

3.2	Benefit and waiver of Conditions Precedent

(a)	Each of the Conditions Precedent is for the benefit of both the Company and pSivida, and a breach or non-fulfilment of any of those Conditions Precedent can only be waived with the written consent of both parties specifying which Condition(s) Precedent is (are) waived.

(b)	A party entitled to waive a Condition Precedent under this clause 3.2 may do so in its absolute discretion.

(c)	Each party must use its best endeavours to procure that each of the Conditions Precedent for which that party is responsible is satisfied to allow the Scheme to be considered by the Court on the Second Court Date, or, in any event, no later than the End Date.

3.3	Status of Conditions Precedent

Each party must:

(a)	co-operate with the other in satisfying the Conditions Precedent, and keep the other informed of the status of each of the Conditions Precedent for which it is responsible; and

(b)	promptly give notice to the other if it becomes aware that any Condition Precedent has not been satisfied or has failed, or if there is any event which will or is reasonably likely to prevent that Condition Precedent from being satisfied.

3.4	Certificates

Each of the parties must provide to the Court on the Second Court Date a certificate confirming whether or not all Conditions Precedent have been satisfied or waived.

4.	REINCORPORATION STEPS

4.1	Scheme

Subject to Clause 3.1, on the Implementation Date, the Scheme will be implemented as follows:

(a)	all of the Shares will be transferred to pSivida by order of the Court, the Company will register that transfer and, in accordance with the Deed Poll, pSivida will allot and issue the following securities:

(i)	CDIs to Eligible Scheme Participants other than the ADS Depositary;

(ii)	pSivida Shares to the ADS Depositary for distribution to ADS Holders; and

(iii)	CDIs to the Nominee for sale and distribution of the proceeds, net of any brokerage, taxes and other costs of sale, to Ineligible Foreign Shareholders.

Eligible Scheme Participants, and the Nominee on behalf of Ineligible Foreign Shareholders, will receive CDIs or pSivida Shares in the same proportion to the relevant Scheme Participants’ existing holdings in the Company. One CDI or pSivida Share will be issued for every 40 Shares held by the Eligible Scheme Participant or Ineligible Foreign Shareholder at the Record Date, with any fractional entitlements to be dealt with in accordance with clause 4.3 below; and

each Scheme Participant agrees in favour of the Company that he or she will accept such CDIs, pSivida Shares or, in the case of an Ineligible Foreign Shareholder, the Scheme Consideration set forth in clause 4.1(a)(iii);

(b)	all assets and liabilities of the Company (including the Options and also the shares in Subsidiaries held by the Company) will be transferred by order of the Court to

pSivida, so that the assets are transferred to, and vest in, pSivida and the liabilities are transferred to, and become the liabilities of, pSivida under sections 413(1)(a) and 413(2) of the Corporations Act; and

(c)	following the transfer of assets and liabilities from the Company to pSivida, the Company will be deregistered without a winding up by order of the Court under section 413(1)(d) of the Corporations Act.

4.2	Other steps

On or before 8.00 am on the Second Court Date:

(a)	the Company will seek a ruling from the Australian Taxation Office that Australian resident Scheme Participants will receive capital gains tax rollover relief in relation to the transfer of their Shares to pSivida; and

(b)	pSivida will file with the Secretary of State of the US State of Delaware the Certificate of Incorporation of pSivida and will adopt the By-Laws of pSivida.

4.3	Fractional entitlements

(a)	For the purposes of calculating the number of CDIs or pSivida Shares to be issued to an Eligible Scheme Participant or to the Nominee on behalf of an Ineligible Foreign Shareholder, where there is a fractional entitlement to CDIs or pSivida Shares, the number of CDIs or pSivida Shares issued to such Eligible Scheme Participant or the Nominee will be rounded down to the nearest whole number of CDIs or pSivida Shares after aggregating all holdings of the relevant Scheme Participant, with the fractional entitlement to the Scheme Consideration to be paid out in cash by pSivida to such Scheme Participant.

(b)	The cash value received for fractional CDIs or pSivida Shares will be the product of (i) the fraction held multiplied by (ii) the closing price per share of Shares on ASX on the date immediately prior to the Effective Date.

4.4	Ineligible Foreign Shareholders

In respect of Ineligible Foreign Shareholders, pSivida will procure that the Nominee, as soon as practical:

(a)	in the ordinary course of trading on ASX, sells for the benefit of the Ineligible Foreign Shareholders all the CDls issued to the Nominee under the Scheme;

(b)	accounts to each Ineligible Foreign Shareholder for the net proceeds of the sale of the CDIs under paragraph (a) (on an averaged basis, so that all Ineligible Foreign Shareholders receive the same price per CDI, subject to rounding down to the nearest whole cent) after deduction of any applicable brokerage, taxes and other costs of sale; and

(c)	remits the net proceeds of the sale of the CDIs under paragraph (a) to the Ineligible Foreign Shareholders in full satisfaction of the Ineligible Foreign Shareholders’ rights to receive the Scheme Consideration. The net proceeds must be sent by mail to the Ineligible Foreign Shareholders’ addresses as shown in the Share Register by cheque in Australian currency.

4.5	CDIs – registration and notices

(a)	On the Implementation Date, pSivida must enter in the pSivida share register the name of the Depositary as depositary to hold the pSivida Shares underlying the CDIs issued in accordance with the Scheme.

(b)	pSivida must, as soon as reasonably practicable after the Implementation Date:

(i)	issue holding statements or transmittal letters (as the case may be) for such pSivida Shares in the name of the Depositary, and procure the dispatch of such holding statements or transmittal letters to the Depositary;

(ii)	record in the pSivida CDI Register each person who is to receive CDls under the Scheme; and

(iii)	dispatch to each person who is to receive CDls under the Scheme a holding statement in the name of that person representing the number of CDls to be issued to that person.

4.6	pSivida Shares – registration and notices

(a)	On the Implementation Date, pSivida also must enter in the pSivida share register the names of all holders of pSivida Shares in the pSivida share register.

(b)	pSivida must, as soon as reasonably practicable after the Implementation Date:

(i)	issue holding statements or transmittal letters (as the case may be) for such pSivida Shares in the names of all such persons; and

(ii)	and procure the dispatch of such holding statements or transmittal letters to the addresses as shown in the pSivida share register for all such persons.

5.	IMPLEMENTATION OF THE REINCORPORATION

5.1	Obligations of the Company

The Company must take all necessary steps to propose and implement the Scheme in accordance with the Timetable, including taking each of the following steps:

(a)	(Information Memorandum) prepare and send to Scheme Participants an Information Memorandum which:

(i)	complies with all applicable laws, the ASX Listing Rules and applicable ASIC Policy;

(ii)	includes the Independent Expert’s Report, the Scheme, Notices of Meeting and Proxy Forms;

(iii)	unless the Independent Expert does not conclude that the Scheme is in the best interests of Scheme Participants, includes a statement that the Board unanimously recommends that all Scheme Participants vote in favour of the Scheme; and

(iv)	is updated by all such further or new information which may arise after the Information Memorandum has been despatched until the date of the Scheme Meeting which is necessary to ensure that the Information Memorandum is not misleading or deceptive in any material respect (whether by omission or otherwise).

(b)	(Independent Expert’s Report) promptly appoint and brief the Independent Expert to prepare a report on the Scheme in accordance with the requirements of the Corporations Act, the Corporations Regulations and applicable ASIC Policy;

(c)	(Registration with ASIC) request ASIC to register the Information Memorandum in accordance with section 412 of the Corporations Act;

(d)	(Court Direction) apply to the Court for orders under section 411(1) of the Corporations Act directing the Company to convene the Scheme Meeting;

(e)	(Scheme Meeting) promptly convene the Scheme Meeting in accordance with the Court order referred to in clause 5.1(d), provided that if this document is terminated under clause 8, the Company will take all steps reasonably required to ensure the Scheme Meeting is not held;

(f)	(Section 411(17)(b) Statement) apply to ASIC for the production of a statement pursuant to section 411(17)(b) of the Corporations Act stating that ASIC has no objection to the Scheme;

(g)	(Court Approval) as soon as practicable after Shareholders have approved the Scheme at the Scheme Meeting, apply to the Court for the Implementation Orders;

(h)	(Lodge Copy of Court Orders) lodge with ASIC an office copy of the Implementation Orders;

(i)	(Transfer of Shares) on the Implementation Date, register the transfer of Shares to pSivida in accordance with the Scheme;

(j)	(Quotation of CDIs on ASX) procure the listing of pSivida on ASX and the official quotation and trading of the CDIs on ASX; and

(k)	(Listing on Nasdaq) procure the listing of pSivida Shares on Nasdaq.

5.2	Obligations of pSivida

pSivida must take all necessary steps within its power to implement the Scheme in accordance with the Timetable, including taking each of the following steps:

(a)	(pSivida Information) promptly provide to the Company for inclusion in the Information Memorandum all information relating to pSivida and pSivida Shares as is required for the Company to prepare the Information Memorandum in accordance with clause 5.1 (including giving its consent to the form and context in which that information appears in the Information Memorandum), and ensure that all such information provided is complete, accurate and not misleading or deceptive in any material respect (whether by omission or otherwise);

(b)	(Independent Expert Information) provide all assistance and information reasonably requested by the Company or by the Independent Expert in connection with the preparation of the Independent Expert’s Report;

(c)	(Supplementary Information) promptly provide to the Company any information which may arise after the Information Memorandum has been prepared necessary to ensure that the Information Memorandum, when despatched, is complete, accurate and not misleading or deceptive in any material respect (whether by omission or otherwise);

(d)	(Deed Poll) prior to the despatch of the Information Memorandum, execute the Deed Poll;

(e)	(Issue of pSivida Shares) do all things necessary to enable the pSivida Shares to be issued in accordance with the Scheme and this agreement;

(f)	(Issue of CDls) do all things necessary under the ASTC Settlement Rules to enable the CDls to be issued in accordance with the Scheme and this agreement;

(g)	(Representation) if so requested by the Company, procure that pSivida is represented by counsel at the Court hearings for convening of the Scheme Meeting and/or the approval of the Scheme;

(h)	(Re-listing on ASX) make application for and use its best endeavours to obtain, by the Implementation Date, the official quotation and trading of the CDIs on ASX; and

(i)	(Nasdaq Listing) make application for and use its best endeavours to obtain, by the Implementation Date, the listing of pSivida Shares on Nasdaq; and

(j)	(Frankfurt Stock Exchange Listing) make application for and use its best endeavours to obtain, as soon as reasonably practicable after the Implementation Date, the listing of pSivida securities on the Frankfurt Stock Exchange.

6.	PUBLIC ANNOUNCEMENTS

Each party will, subject to law and applicable ASX Listing Rules, use its reasonable endeavours to consult and agree with one another concerning the form of any public announcement by it or any of its related bodies corporate in connection with the Reincorporation.

7.	REPRESENTATIONS AND WARRANTIES

Each party represents and warrants to the other that, except as disclosed in writing prior to execution of this agreement:

(a)	it is a validly existing corporation registered under the laws of its place of incorporation;

(b)	the execution and delivery of this agreement by it has been properly authorised by all necessary corporate action, and it has full corporate power and lawful authority to execute and deliver this agreement and to perform or cause to be performed its obligations under this agreement;

(c)	(subject to laws generally affecting creditors’ rights and the principles of equity) this agreement constitutes legal, valid and binding obligations on it, and execution and performance of this agreement will not result in a breach of or default under its constitution or other formation documents, any agreement or deed, any writ, order or injunction or any rule or regulation to which it or any of its Subsidiaries is a party, or by which it or they are bound (except for such breaches or defaults as would not have a material adverse effect on the consolidated financial position of it) or require that it obtain any consent, approval, authorisation or permit from any Governmental Agency, except for the Regulatory Approvals and consents under commercial agreements with Governmental Agencies;

(d)	all information provided by it to the Independent Expert will be provided in good faith and on the understanding that the Independent Expert will rely on such information for the purposes of producing its report for the Information Memorandum; and

(e)	all information provided by it for inclusion in the Information Memorandum will be included in good faith, and will be complete, accurate and not misleading or deceptive in any material respect (whether by omission or otherwise).

8.	TERMINATION

8.1	Termination for breach

This agreement may be terminated at any time prior to 8.00 am on the Second Court Date by either party if:

(a)	the other party is in material breach of any clause of this agreement before the Second Court Date;

(b)	the non-defaulting party has given notice to the other party specifying the breach and stating an intention to terminate this agreement; and

(c)	the breach has not been remedied within five Business Days (or any shorter period ending at 5.00 pm on the last Business Day before the Second Court Date) from the date a notice under this clause is given.

8.2	No-fault termination

This agreement may be terminated by either party by written notice to the other party if the Scheme has not become Effective on or before the End Date, and may also be terminated at any time prior to 8.00 am on the Second Court Date by either party if:

(a)	the resolution submitted to the Scheme Meeting is not approved by the requisite majorities;

(b)	the Court refuses to make orders convening the Scheme Meeting or approving the Scheme, and an appeal (if any) from such Court decision fails;

(c)	the Court or other Governmental Agency has issued an order, decree or ruling or taken other action which permanently restrains or prohibits the Scheme;

(d)	any of the Conditions Precedent is not satisfied and has not been duly waived;

(e)	the ATO does not issue a ruling that the conditions for scrip for scrip rollover relief are satisfied, and that rollover relief is available in relation to the transfer of Shares to New pSivida under the Scheme; or

(f)	the Independent Expert opines that the Scheme is not in the best interest of the Scheme Participants.

8.3	Effect of termination

Termination of this agreement does not affect any accrued rights arising from a breach of this agreement prior to termination, and clauses 1 and 10 survive termination.

8.4	End Date

Without limiting any other provision of this agreement, this agreement may be terminated at any time by either party if the End Date has passed without the Scheme becoming Effective.

9.	NOTICES

9.1	Business Day

For the purposes of this clause 9, Business Day means a day on which banks are open for business in the location in which the notice is to be received and does not include a Saturday, Sunday or any public holiday in that location.

9.2	Notices

Any communication under or in connection with this agreement:

(a)	must be in writing;

(b)	must be addressed as shown below:

the Company

Address:	GPO Box 2986, Melbourne VIC 3001
Fax No:	+61 8 9227 6838
For the attention of:	Winton Willesee

pSivida

Address:	400 Pleasant Street, Watertown, MA 02472, United States of America
Fax No:	+1 617 926 5050
For the attention of:	Lori Freedman

(or as otherwise notified by that party to the other party from time to time);

(c)	must be signed by the party making the communication, or by a person duly authorised by that party;

(d)	must be delivered or posted by prepaid post to the address, or sent by fax to the fax number of the addressee, in accordance with this clause; and

(e)	will be deemed to be received by the addressee:

(i)	(in the case of prepaid post) on the third Business Day after the date of posting;

(ii)	(in the case of fax) at the local time (in the place of receipt of that fax) which then equates to the time at which that fax is sent as shown on the transmission report which is produced by the machine from which that fax is sent and which confirms transmission of that fax in its entirety, unless that local time is not a Business Day, or is after 5.00 pm on a Business Day, in which case that communication will be deemed to be received at 9.00 am on the next Business Day; and

(iii)	(in the case of delivery by hand) on delivery at the address of the addressee as provided in this clause, unless that delivery is not made on a Business Day, or after 5.00 pm on a Business Day, in which case that communication will be deemed to be received at 9.00 am on the next Business Day.

10.	GST

(a)	Unless expressly included, the consideration for any supply under or in connection with this agreement does not include GST.

(b)	If any supply made by one party to another party (Recipient) under or in connection with this agreement is a taxable supply for which a tax invoice has been provided to the Recipient, then the Recipient must pay, in addition to the consideration to be provided under this agreement, for that supply (unless it expressly includes GST) an amount equal to the amount of that consideration (or its GST exclusive market value) multiplied by the rate at which GST is imposed in respect of the supply.

(c)	The amount of GST payable in accordance with this clause 10 will be paid at the same time and in the same manner as the consideration otherwise payable for the supply is provided.

11.	GENERAL

11.1	Stamp duty

pSivida must pay all stamp duties (if any), and any fines and penalties with respect to stamp duty, in respect of this agreement or the Scheme, or the steps to be taken under this agreement or the Scheme.

11.2	Legal costs

Except as otherwise provided in this agreement, the Company will pay the costs and expenses in connection with the negotiation, preparation, execution and performance of this agreement and the Scheme.

11.3	Amendment

This agreement may only be varied by a document signed by or on behalf of each of the parties.

11.4	Waiver

(a)	Failure to exercise or enforce, a delay in exercising or enforcing or the partial exercise or enforcement of, any right, power or remedy provided by law or under this agreement by either party will not in any way preclude, or operate as a waiver of, any exercise or enforcement, or further exercise or enforcement of that or any other right, power or remedy provided by law or under this agreement.

(b)	Any waiver or consent given by either party under this agreement will be effective and binding on that party only if given or confirmed in writing by that party.

(c)	No waiver of a breach of any term of this agreement will operate as a waiver of another breach of that term, or as a waiver of a breach of any other term of this agreement.

11.5	Rights cumulative

The rights and remedies provided in this agreement are in addition to other rights and remedies given by law independently of this agreement.

11.6	Consents

Any consent referred to in, or required under, this agreement from either party may not be unreasonably withheld, unless this agreement expressly provides for that consent to be given in that party’s absolute discretion.

11.7	Further steps

Each party must promptly do whatever the other party reasonably requires of it to give effect to this agreement and to perform its obligations under this agreement.

11.8	Governing law and jurisdiction

(a)	This document is governed by and is to be construed in accordance with the laws in New South Wales.

(b)	Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales, and of any courts which have jurisdiction to hear appeals from any of those courts, and waives any right to object to any proceedings being brought in such courts.

11.9	Assignment

A party cannot assign, novate or otherwise transfer any of its rights or obligations under this agreement without the prior written consent of the other party.

11.10	Counterparts

This agreement may consist of a number of counterparts, and, if so, the counterparts taken together constitute one document.

11.11	Entire understanding

To the extent permitted by law, in relation to the subject matter of this agreement, this agreement:

(a)	embodies the entire understanding of the parties, and constitutes the entire terms agreed upon between the parties; and

(b)	supersedes any prior agreement (whether or not in writing) between the parties.

11.12	No merger

The rights and obligations of the parties will not merge on completion of any transaction under this agreement. The rights and obligations of the parties will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing any transaction.

EXECUTED as an agreement.

EXECUTED by pSivida Limited in the presence of:

/s/ Paul Ashton	/s/ Lori Freedman
Signature of Director	Signature of Director/ Secretary

Paul Ashton, Director	Lori Freedman, Secretary
Name	Name

SIGNED for New pSivida, Inc. in the presence of:

/s/ Lori Freedman	/s/ Paul Ashton
Signature of witness	Signature of party

Lori Freedman	Paul Ashton, Managing Director
Name	Name

ANNEXURE A

Scheme pursuant to sections 411 and 413 of the Corporations Act pSivida Limited ABN 78 009 232 026 Each Scheme Participant

Level 36, Grosvenor Place 225 George Street Sydney NSW 2000 Australia T 61 2 9258 6000 F 61 2 9258 6999 Reference PHM 09 1423 3124 ©Blake Dawson 2008

CONTENTS

1.	Interpretation	2

1.1	Definitions	2

1.2	Further definitions and construction	2

2.	Conditions	2

2.1	Conditions precedent	2

2.2	Satisfaction of Conditions	3

3.	Lodgement	3

4.	Implementation	3

4.1	Scheme steps	3

4.2	Fractional entitlements	4

4.3	Ineligible Foreign Shareholders	4

4.4	Joint holders	5

5.	Implementation agreement	5

6.	Deed Poll	5

7.	Dealings in Shares	5

8.	General provisions	6

8.1	Alterations and conditions	6

8.2	Warranties by Scheme Participants	6

8.3	Covenants by Scheme Participants	7

8.4	Registration of CDIs and pSivida Shares	7

8.5	Communications	8

8.6	Further assurances	8

8.7	Governing law	8

Scheme

DATE

PARTIES

pSivida Limited

ABN 78 009 232 026 (Company)

Each Scheme Participant

RECITALS

1.	The Company is a public company registered in Western Australia and is a company limited by shares.

2.	As at the date of the Information Memorandum, 730,518,775 Shares in the Company were on issue.

3.	New pSivida, Inc. (pSivida) is a company incorporated under the laws of Delaware, United States of America.

4.	The Company proposes to undertake a corporate reconstruction under which pSivida will acquire all the issued shares in the Company and all the assets and liabilities of the Company by order of the Court (Scheme).

5.	The Company proposes to implement this Scheme under Part 5.1 of the Corporations Act as follows:

1.	the transfer of all the issued shares in the Company by order of the Court to pSivida;

2.	the issue by pSivida of:

(i)	CDIs to all Eligible Scheme Participants other than the ADS Depositary;

(ii)	pSivida Shares to the ADS Depositary for distribution to holders of pSivida ADSs; and

(iii)	CDIs to the Nominee for sale and distribution of the proceeds, net of any brokerage, taxes and other costs of sale, to Ineligible Foreign Shareholders;

3.	the transfer of all the assets and liabilities of the Company (including the Options and also the shares in Subsidiaries held by the Company) by order of the Court to pSivida under sections 413(1)(a) and 413(2) of the Corporations Act; and

4.	following the transfer of all the assets and liabilities from the Company to pSivida, the deregistration of the Company without a winding up by order of the Court under section 413(1)(d) of the Corporations Act.

6.	The Company and pSivida have entered into the Implementation Agreement, which sets out the terms on which the parties have agreed to implement this Scheme.

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7.	pSivida has entered into the Deed Poll for the purpose of covenanting in favour of Scheme Participants to provide the consideration to the Scheme Participants under this Scheme, to comply with its obligations under the Implementation Agreement and to do all things necessary or expedient on its part to implement the Scheme.

OPERATIVE PROVISIONS

1.	INTERPRETATION

1.1	Definitions

The following definitions apply in this document.

Certificate of Incorporation and Bylaws means the constituent documents of pSivida.

CHESS means the clearing house electronic sub-register system of share transfers operated by ASX Settlement and Transfer Corporation Pty Limited.

Company means pSivida Limited (ABN 78 009 232 026), a public company registered in Western Australia and a company limited by shares.

Effective Date means the date on which this Scheme becomes Effective.

Implementation Agreement means the Implementation Agreement dated [date] between the Company and pSivida relating to the implementation of the Scheme and related transactions.

Marketable Parcel has the meaning given to that term in the ASX Market Rules.

pSivida means New pSivida, Inc., a company incorporated in Delaware, United States of America.

Tax File Number means the tax file number issued to a person by the Australian Taxation Office or, in the case of non-Australian residents, a number or identification issued for taxation purposes by the equivalent governmental agency of that resident’s country.

1.2	Further definitions and construction

Except as terms are otherwise defined herein or as the context otherwise requires, clauses 1.1 and 1.2 of the Implementation Agreement apply to this document as if set out in full in this document.

2.	CONDITIONS

2.1	Conditions precedent

This Scheme is conditional on each of the following conditions precedent:

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(a)	all of the conditions set out in clause 3.1 of the Implementation Agreement, have been satisfied or waived in accordance with the terms of the Implementation Agreement before 8.00 am on the Second Court Date;

(b)	as at the Second Court Date, neither the Implementation Agreement nor the Deed Poll has been terminated;

(c)	the Scheme has been approved in accordance with section 411(4)(a) of the Corporations Act at the Scheme Meeting; and

(d)	the Scheme has been approved by the Court pursuant to section 411(4)(b) and 413(1) of the Corporations Act by the End Date.

2.2	Satisfaction of Conditions

The Company and Scheme Participants will not have any rights or obligations under clause 0 of this document unless and until the conditions precedent in clause 0 of this document are satisfied.

3.	LODGEMENT

On or before the fourth Business Day following approval of the Scheme by the Court in accordance with section 411(4)(b) and 413(1) of the Corporations Act, the Company will lodge with ASIC an office copy of the Court order under section 411(10) of the Corporations Act approving this Scheme. The Court order is taken to have effect on and from the time and date specified in that order.

4.	IMPLEMENTATION

4.1	Scheme steps

Subject to the conditions precedent in clause 0 being satisfied, on the Implementation Date the Scheme will be implemented as follows:

(a)	all the Shares on issue at the Record Date will be transferred by order of the Court to pSivida;

(b)	pSivida must issue the following Scheme Consideration in accordance with the terms of the Deed Poll:

(i)	in respect of Shares held by Eligible Scheme Participants on the Record Date:

(A)	issue to all Eligible Scheme Participants other than the ADS Depositary one CDI for every 40 Shares held by them as at the Record Date; and

(B)	issue to the ADS Depositary for distribution to all holders of Company ADSs one pSivida Share for every 40 Shares underlying the ADSs held by them as at the Record Date,

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with any fractional entitlements to be dealt with in accordance with clause 0 below; and

(ii)	in respect of Shares held by Ineligible Foreign Shareholders on the Record Date, issue to the Nominee, for sale on behalf of the Ineligible Foreign Shareholders under clause 0, one CDI for every 40 Shares held by the Ineligible Foreign Shareholders as at the Record Date, with any fractional entitlements to be dealt with in accordance with clause 0 below, and each Scheme Participant agrees in favour of the Company that he or she will accept such CDIs and pSivida Shares or, in the case of Ineligible Foreign Shareholders, the Scheme Consideration set forth in clause 4.3 below;

(c)	all the assets and liabilities of the Company (including the Options and also the shares in Subsidiaries held by the Company) will be transferred by order of the Court to pSivida, so that the assets are transferred to, and vest in, pSivida, and the liabilities are transferred to, and become the liabilities of, pSivida under sections 413(1) and 413(2) of the Corporations Act; and

(d)	following the transfer of assets and liabilities from the Company to pSivida, the Company will be deregistered without a winding up by order of the Court under section 413(1)(d) of the Corporations Act.

4.2	Fractional entitlements

(a)	For the purposes of calculating the number of CDIs or pSivida Shares to be issued to an Eligible Scheme Participant or to the Nominee on behalf of an Ineligible Foreign Shareholder, where there is a fractional entitlement to CDIs or pSivida Shares, the number of CDIs or pSivida Shares issued to such Eligible Scheme Participant or the Nominee will be rounded down to the nearest whole number of CDIs or pSivida Shares after aggregating all holdings of the relevant Scheme Participant, with the fractional entitlement to the Scheme Consideration to be paid out in cash by pSivida to such Scheme Participant.

(b)	The cash value of the fractional entitlements to be paid out in accordance with clause 4.3(a) will be calculated using the closing price for trading of the CDIs on the ASX on the Record Date.

4.3	Ineligible Foreign Shareholders

If clause 12.2(b)(ii) applies, pSivida will procure that the Nominee as soon as practicable:

(a)	in the ordinary course of trading on ASX, sells for the benefit of the Ineligible Foreign Shareholders all CDls issued to the Nominee under clause 12.2(b)(ii);

(b)	accounts to each Ineligible Foreign Shareholder for the net proceeds of sale of the CDls issued to the Nominee in respect of that Ineligible Foreign Shareholder’s entitlement under clause12.2(b)(ii) (but calculated on an averaged basis so that all Ineligible Foreign Shareholders receive the same price per CDI, subject to rounding to the nearest whole cent) after deduction of any applicable brokerage, taxes and costs of sale; and

4

(c)	remits the net proceeds of the sale of the CDIs under paragraph (a) to the Ineligible Foreign Shareholders in full satisfaction of the Ineligible Foreign Shareholders’ rights to receive the Scheme Consideration. The net proceeds must be sent by mail to the Ineligible Foreign Shareholders’ addresses as shown in the Share Register by cheque in Australian currency.

4.4	Joint holders

In the case of Shares held by Scheme Participants on the Record Date in joint names:

(a)	any cheque required to be paid in respect of the relevant Shares will be payable to the joint holders and will be forwarded to the holder whose name appears first in the Share Register on the Record Date; and

(b)	any holding statements or transmittal letters for CDIs or pSivida Shares which are to be issued in respect of the relevant Shares will be issued in the names of the joint holders and forwarded to the holder whose name appears first in the Share Register on the Record Date.

5.	IMPLEMENTATION AGREEMENT

The Company and pSivida have agreed, by executing the Implementation Agreement, to implement the terms of the Scheme and to perform their respective obligations under the Scheme.

6.	DEED POLL

pSivida has entered into the Deed Poll in favour of Scheme Participants pursuant to which it has covenanted to cause to be provided or remitted to each Scheme Participant the Scheme Consideration due to such Scheme Participant in accordance with clause 4.1 of the Implementation Agreement.

7.	DEALINGS IN SHARES

(a)	For the purpose of establishing who are Scheme Participants, dealings in Shares will only be recognised if:

(i)	in the case of dealings of the type to be affected using CHESS, the transferee is registered in the Share Register as the holder of the relevant Shares by 10.00 pm on the Record Date; and

(ii)	in all other cases, if registrable transmission applications or transfers in respect of those dealings are received on or before 10.00 pm on the Record Date at the place where the Share Register is kept.

5

(b)	The Company must register registrable transmission applications or transfers of the type referred to in paragraph (a)(ii), provided that nothing in this paragraph requires the Company to register a transfer that would result in a Shareholder holding a parcel of Shares that is less than a Marketable Parcel.

(c)	The Company will not accept for registration or recognise for any purpose any transmission application or transfer in respect of Shares received after 10.00 pm on the Record Date.

(d)	For the purpose of determining entitlements to the consideration to be provided under this Scheme, the Company will, until that consideration has been provided, maintain the Share Register in accordance with the foregoing provisions of this clause 0 and the Share Register in this form will solely determine entitlements to that consideration.

(e)	The Company must procure that on the Record Date, details of the names, registered addresses and holdings of Shares of every Scheme Participant as shown in the Share Register at the Record Date are available to pSivida in such form as pSivida may reasonably require.

(f)	Subject to implementation occurring under this Scheme, as from 10.00 pm on the Record Date, all share certificates and holding statements for the Shares held at 10.00 pm on the Record Date will cease to have effect as documents of title, and each entry currently on the Share Register at that time in respect of Shares will cease to have any effect other than as evidence of entitlement to the consideration required to be provided under this Scheme.

8.	GENERAL PROVISIONS

8.1	Alterations and conditions

If the Court proposes to approve this Scheme subject to any alterations or conditions, the Company by its legal counsel may consent on behalf of all persons concerned to those alterations or conditions to which pSivida has consented.

8.2	Warranties by Scheme Participants

Each Scheme Participant is deemed to have warranted to pSivida that:

(a)	all of his or her Shares (including any rights and entitlements attaching to those Shares) transferred to pSivida under the Scheme will, on the Implementation Date, be fully paid and free from all mortgages, charges, liens, encumbrances, pledges, security interests and other interests of third parties of any kind, whether legal or otherwise, and restrictions on transfer of any kind, whether legal or otherwise; and

(b)	he or she has full power and capacity to sell and to transfer his or her Shares (including any rights and entitlements attaching to those Shares) to pSivida under the Scheme.

6

8.3	Covenants by Scheme Participants

(a)	Each Scheme Participant:

(i)	consents to the Company doing all things necessary or incidental to the implementation of this Scheme; and

(ii)	agrees to be bound by the terms of the Certificate of Incorporation and Bylaws in respect of CDIs and/or pSivida Shares issued to him or her pursuant to this Scheme.

(b)	Each Scheme Participant, without the need for any further act, irrevocably appoints the Company and all of its directors and officers (jointly and severally) as his or her attorney and agent for the purpose of executing any document necessary to give effect to the Scheme.

8.4	Registration of CDIs and pSivida Shares

(a)	The obligations of the Company to procure pSivida to issue pSivida Shares under clause 0 of this document will be satisfied by pSivida, on the Implementation Date, procuring the entry in the shareholder register maintained by pSivida, of each person who is to receive pSivida Shares under those provisions.

(b)	After the satisfaction of the Company obligations in paragraph (a) above, and within 5 Business Days after the Implementation Date, the Company will procure pSivida to also issue holding statements or transmittal letters (as the case may be) for such pSivida Shares in the name of such persons, and procure the dispatch of such holding statements or transmittal letters to the addresses as shown in the Share Register for such persons.

(c)	The obligations of the Company to procure pSivida to issue CDIs under clause 4 of this Scheme will be satisfied by pSivida, on the Implementation Date, procuring the entry in the shareholder register maintained by pSivida of the Depositary as depositary to hold the pSivida Shares underlying those CDIs,

(d)	After the satisfaction of the obligations of the Company in paragraph (c) above, within 5 Business Day after the Implementation Date, the Company will procure pSivida to:

(i)	issue holding statements or transmittal letters (as the case may be) for such pSivida Shares in the name of the Depositary, and procure the dispatch of such holding statements or transmittal letters to the Depositary;

(ii)	record in the CDI Register each person who is to receive CDls under clause 4; and

(iii)	dispatch to each person who is to receive CDIs under clause 4 a holding statement in the name of that person representing the number of CDls to be issued to that person.

7

8.5	Communications

(a)	Where a notice, transfer, transmission application, direction or other communication referred to in this document is sent by post to the Company, it will not be deemed to be received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at the Company’s registered office or at its Share Register.

(b)	Except for a Scheme Participant’s Tax File Number, any instruction or notification between a Scheme Participant and the Company relating to Shares at the Record Date (including any instruction relating to payment of dividends or to communications from the Company) will from the Implementation Date be deemed to be a similar instruction or notification to pSivida (except where the performance of such instruction or notification by pSivida would not be permitted under applicable law) in respect of CDIs or pSivida Shares issued to the Scheme Participant, until that instruction or notification is revoked or amended in writing and addressed to pSivida.

8.6	Further assurances

The Company will execute all documents and do all acts and things necessary for the implementation and performance of its obligations under the Scheme.

8.7	Governing law

The proper law of this document is the law of the State of New South Wales.

8

ANNEXURE B

Deed Poll New pSivida, Inc.

Level 36, Grosvenor Place 225 George Street Sydney NSW 2000 Australia T 61 2 9258 6000 F 61 2 9258 6999 Reference PHM 09 1423 3124 ©Blake Dawson 2008

Contents

1.	INTERPRETATION		2

	1.1	Definitions and construction	2
	1.2	Nature of deed poll	2

2.	CONDITIONS PRECEDENT AND TERMINATION		2

	2.1	Conditions	2
	2.2	Termination	2
	2.3	Consequences of termination	2

3.	PROVISION OF CONSIDERATION		2

	3.1	Performance of obligations generally	2
	3.2	Scheme Consideration	2

4.	REPRESENTATIONS AND WARRANTIES		3

5.	CONTINUING OBLIGATIONS		3

6.	STAMP DUTY		3

7.	GENERAL		3

	7.1	Waiver and variation	3
	7.2	Rights cumulative	3
	7.3	Governing law and jurisdiction	3
	7.4	Assignment	4

Deed Poll

DATE

PARTIES

New pSivida, Inc. a company incorporated in Delaware, United States of America of 400 Pleasant Street, Watertown, MA, 02472, United States of America (pSivida)

RECITALS

A.	pSivida Limited (the Company) proposes to undertake a corporate reconstruction under which pSivida will acquire all of the issued shares in the Company and all the assets and liabilities of the Company by order of the Court (the Scheme).

B.	The Company proposes to implement this Scheme under Part 5.1 of the Corporations Act as follows:

(1)	the transfer of all Shares by order of the Court to pSivida, a new company incorporated in Delaware, United States, in exchange for which pSivida will issue:

(i)	CDIs to Eligible Scheme Participants other than the ADS Depositary;

(ii)	pSivida Shares to the ADS Depositary for distribution to ADS Holders; and

(iii)	CDIs to the Nominee for sale and distribution of the proceeds, net of any brokerage, taxes and other costs of sale, to Ineligible Foreign Shareholders.

Eligible Scheme Participants, and the Nominee on behalf of Ineligible Foreign Shareholders, will receive CDIs or pSivida Shares in the same proportion to the relevant Scheme Participants’ existing holdings in the Company. One CDI or pSivida Share will be issued for every 40 Shares held by the Eligible Scheme Participant or Ineligible Foreign Shareholder at the Record Date.

(2)	the transfer of all assets and liabilities of the Company (including the Options and also the shares in Subsidiaries held by the Company) by order of the Court to pSivida, so that the assets are transferred to, and vest in, pSivida and the liabilities are transferred to, and become the liabilities of, pSivida under sections 413(1)(a) and 413(2) of the Corporations Act;

(3)	following the transfer of the assets and liabilities from the Company to pSivida, the deregistration of the Company without a winding up, by order of the Court under section 413(1)(d) of the Corporations Act, and:

C.	On 28 April 2008, the Company and pSivida entered into the Implementation Agreement (Implementation Agreement) under which pSivida agreed to comply with its obligations under the Scheme, including entering into this document and the Scheme and providing the Company with all assistance reasonably necessary to implement the Scheme.

D.	pSivida is entering into this document for the purpose of covenanting in favour of the Scheme Participants to provide the consideration under the Scheme.

1

OPERATIVE PROVISIONS

1.	INTERPRETATION

1.1	Definitions and construction

Except as terms are otherwise defined herein or as the context otherwise requires, clauses 1.1 and 1.2 of the Implementation Agreement apply to this document as if set out in full in this document.

1.2	Nature of deed poll

pSivida acknowledges that this document is a deed poll and may be relied on and enforced by any Scheme Participant in accordance with its terms, notwithstanding that the Scheme Participants are not party to this document.

2.	CONDITIONS PRECEDENT AND TERMINATION

2.1	Conditions

Each of pSivida’s obligations under clause 3 are subject to the Scheme becoming Effective and the satisfaction or waiver of the conditions precedent contained in clause 2.1 of the Scheme.

2.2	Termination

If the Scheme does not become Effective, or the conditions precedent contained in clause 2.1 of the Scheme are not satisfied or waived before the End Date, the obligations of pSivida under this document will terminate.

2.3	Consequences of termination

If this document is terminated under clause 2.2, then in addition and without prejudice to any other rights, powers or remedies available to it:

(a)	pSivida is released from its obligations to further perform its obligations under this document, except those obligations contained in clause 5 and any other obligations which by their nature survive termination; and

(b)	the Scheme Participants retain the rights they have against pSivida in respect of any breach of this document which occurred before this document was terminated.

3.	PROVISION OF CONSIDERATION

3.1	Performance of obligations generally

pSivida will comply with its obligations under the Implementation Agreement, and will do all things necessary or expedient on its part to implement the Scheme.

3.2	Scheme Consideration

Subject to clause 2, on the Implementation Date, pSivida must provide to each Scheme Participant the consideration due to such Scheme Participant under the Scheme in accordance with clause 4.1 of the Implementation Agreement.

2

4.	REPRESENTATIONS AND WARRANTIES

pSivida	represents and warrants that:

(a)	it is a corporation validly existing under the laws of its place of incorporation;

(b)	it has the corporate power to enter into and perform its obligations under this document, and to carry out the transactions contemplated by this document;

(c)	it has taken all necessary corporate action to authorise the entry into this document, and has taken or will take all necessary corporate action to authorise the performance of this document and to carry out the transactions contemplated by this document; and

(d)	this document is valid and binding upon it.

5.	CONTINUING OBLIGATIONS

5.1	Full force and effect

This document is irrevocable and, subject to clause 2, remains in full force and effect until either pSivida has completely performed its obligations under this document or the earlier termination of this document under clause 2.

5.2	Survival

Notwithstanding the termination of this document under clause 2, clauses 1.1 (Definitions and construction), 6 (Stamp Duty) and 7 (General), continue to apply after termination of this document.

6.	STAMP DUTY

pSivida must pay all stamp duty (if any) imposed on this document and on any instrument or other document executed to give effect to this document.

7.	GENERAL

7.1	Waiver and variation

(a)	A provision or right under this document may not be waived except in writing signed by the person granting the waiver.

(b)	A provision of this document may not be varied unless the variation is agreed to by the Company, and the Court indicates that the variation would not in itself preclude approval of the Scheme, in which event pSivida will enter into a further deed poll in favour of the Scheme Participants giving effect to such variation.

7.2	Rights cumulative

Except as expressly stated otherwise in this document, the rights of pSivida and the Scheme Participants under this document are cumulative and are in addition to any other rights of that party.

7.3	Governing law and jurisdiction

(a)	This document is governed by the laws of New South Wales.

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(b)	pSivida irrevocably submit to the non-exclusive jurisdiction of the courts of New South Wales and any courts which have jurisdiction to hear appeals from any of those courts, and waives any right to object to any proceedings being brought in those courts.

7.4	Assignment

The rights and obligations of a person under this document are personal. They cannot be assigned, charged or otherwise dealt with, and no person may attempt or purport to do so.

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EXECUTED as a deed poll.

SIGNED, SEALED AND DELIVERED for New pSivida, Inc. in the presence of:

Signature of witness	Signature of party

Name	Name

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ANNEXURE C

TIMETABLE

Date of the Information Memorandum	2 May 2008

Latest time and date for lodgement of completed proxy form for, and for determining eligibility to vote at, the Scheme Meeting	1.00 pm on 4 June 2008

Time and date of the Scheme Meeting	1.00 pm on 6 June 2008

Time and date of the EGM	No earlier than 1.30 pm on 6 June 2008

If the Scheme is agreed to by the Company’s Shareholders

Court hearing for approval of the Scheme	10 June 2008

Effective Date of the Scheme and last day of trading of the Shares on ASX	11 June 2008

CDIs commence trading on ASX on a deferred settlement basis	12 June 2008

New pSivida Shares commence trading on Nasdaq on a when-issued basis	11/12 June 2008

New pSivida securities commence trading on the Frankfurt Stock Exchange on a deferred settlement basis	11/12 June 2008

Record Date for determining entitlements to the Scheme Consideration	18 June 2008

Implementation Date for the Scheme	19 June 2008

Last date of deferred settlement trading on ASX	19 June 2008

CDIs commence trading on ASX on a T+3 basis (ie normal trading conditions)	20 June 2008

First settlement of deferred settlement trades on ASX	25 June 2008

All dates and times are Melbourne, Victoria times, and are indicative only. The actual timetable will depend on many factors outside the control of the Company, including the Court approval process. Any changes to the above timetable will be announced to ASX and available on its website, www.asx.com.au.